SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): June 13, 2001



                              EMERGING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)




         New York                       1-14128                 11-3096941
      --------------                 -------------            ---------------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                        ---------------------------------
                    (Address of Principal Executive Offices)





                                 (516) 390-2100
                        ---------------------------------
              (Registrant's telephone number, including area code)




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Item 5. Other Information

     The Nasdaq requires, among other items, that the Company maintain a minimum of $4,000,000 of net tangible assets as a condition to the continued listing of the Company's Common Stock on the Nasdaq National Market System ("Nasdaq-NMS"). The Company's net tangible assets as of March 31, 2001 were $3,084,000. Effective May 31, 2001, the Company's wholly-owned subsidiary, Insight Laser Centers N.Y. I, Inc., completed the sale of its ambulatory surgery center business and assets in exchange for the purchaser's assumption of certain of the liabilities associated therewith (the "Insight Transaction"). As a result, the Company's net tangible assets as of April 30, 2001, on a pro forma basis after giving effect to the Insight Transaction, were $4,069,000. Accordingly, the Company presently meets the Nasdaq-NMS's net tangible asset requirement for such continued listing of its Common Stock on the Nasdaq-NMS.

     The Nasdaq also requires, as a condition to the continued listing of such Common Stock on the Nasdaq-NMS, a minimum bid price for the Company's Common Stock of $1.00 per share. On April 9, 2001, the Company was notified by Nasdaq that it did not meet such minimum bid price requirement and that the Company had until July 5, 2001 to comply with such rule in order to avoid delisting. Accordingly, the Company is in the process of preparing a response to Nasdaq with its proposed plans by which the Company believes it will meet such requirement.

     There can be no assurance, however, that the Company will continue to meet Nasdaq's net tangible assets requirement or meet, currently or in the future, all other requirements (including such minimum bid price requirement) imposed by Nasdaq for the continued listing of the Company's Common Stock on the Nasdaq-NMS. If the Company's Common Stock were delisted, such delisting would have an adverse affect on the trading prices of the Company's Common Stock and would, in all likelihood, adversely affect the liquidity of the shares of Common Stock held by the Company's stockholders.

Item 7. Financial Statements and Exhibits

Exhibit No.       Document.

10.114    Asset  Purchase  Agreement,  dated as of May 31, 2001,  by  and  among
          Insight Laser Centers N.Y. I, Inc.,  Insight  Amsurg   Centers,  Inc.,
          Emerging Vision,  Inc. and Amsurg Acquisition Corp.

99.1 Press Release, dated June 13, 2001, with respect to the sale of the assets and business of the Company's wholly-owned subsidiary, Insight Laser Centers N.Y. I, Inc.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EMERGING VISION, INC.

                                    By:   /s/ George D. Papadopoulos
                                          --------------------------
                                  Name:   George D. Papadopoulos
                                 Title:   Senior Vice President and
                                          Chief Financial Officer


Date:    June 13, 2001





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